Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is dated June 14, 2021, effective as of April 15, 2021, and is made by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”; and together with AIM and NTW, “Borrowers”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (“Parent”) and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”; and together with Parent, the “Guarantors”) and (b) STERLING NATIONAL BANK, a national banking association (together with its successors and permitted assigns, the “Lender”).

RECITALS

Pursuant to that certain Loan and Security Agreement, dated as of December 31, 2019 (the “Loan Agreement”) by and among Borrowers, Guarantors, the other Credit Parties party thereto, and Lender, Lender has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby).

Borrowers and Lender desire to confirm Lender’s agreement to extend the due date for payment of the portion of Parent’s Excess Cash Flow for the Fiscal Year ending December 31, 2020, as required by Section 4.2(b) of the Loan Agreement, as described in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendment to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a) Section 1.1. The definition of “Excess Cash Flow” set forth in Section 1.1 of the Loan Agreement is amended by the addition of the following proviso at the end of such definition:

; provided, however, the “Loss from Discontinued Operations” reported on Parent’s financial statements for the Fiscal Year ending December 31, 2020 in the amount of $230,000, shall be deducted from EBITDA for purposes of calculating Excess Cash Flow for the Fiscal Year ending December 31, 2020 only. The foregoing proviso is a one-time accommodation to Borrowers by Lender.

(b) Section 4.2. Section 4.2(b) of the Loan Agreement is amended by the addition of the following proviso at the end of such section:

; provided, however, and notwithstanding the foregoing, the prepayment due under this Section 4.2(b) from Excess Cash Flow for Parent’s Fiscal Year ending December 31, 2020,  shall be payable as follows: (a) $186,250 shall be due and payable on June 15, 2021, (b) $186,250 shall be due and payable on June 30, 2021, and (c) $186,250 on September 15, 2021.

2. No Other Changes; Affirmation of Obligations and Liens. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan made thereunder. Each Credit Party hereby approves and consents to the amendments contemplated by this Amendment and agrees that its obligations under the Loan Agreement and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by the Credit Parties is made and delivered to induce the Lender to enter into this Amendment, and the Credit Parties acknowledge that the Lender would not enter into this Amendment in the absence of the acknowledgements contained herein. Each Credit Party hereby ratifies and confirms the grant of a security interest in and Lien on the Collateral contained in the Loan Documents to which it is a party, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien.

3. Conditions Precedent. This Amendment shall be effective when Lender shall have received the following:

(a) Fully executed counterparts of this Amendment properly executed by Borrowers and each Guarantor, with originals delivered to the Lender within two (2) Business Days of the date hereof.

(b) Payment of the amendment fee described in paragraph 5 below.

(c) Such other matters as Lender may require.

4. Representations and Warranties. Each Credit Party hereby represents and warrants to Lender as follows:

(a) Each Credit Party has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder.

(b) The execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary action on the part of such Credit Party.

(c) Each Credit Party’s execution, delivery, and performance of this Amendment do not and will not conflict with, violate or constitute a violation of or breach or default under, as applicable, (i) its organizational documents, (ii) any agreement or instrument to which it or any of its Subsidiaries is a party or which is otherwise binding upon it or any of its Subsidiaries or (iii) any Applicable Law applicable to it or any of its Subsidiaries.

(d) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Amendment.

(e) This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to enforcement of creditors’ rights.

(f) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

(g) Both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, all of the representations and warranties contained in Article VII of the Loan Agreement are true, complete and correct in all respects as of the date of this Amendment as though made on and as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).

5. Amendment Fee. In consideration of Lender’s agreement to enter into this Amendment, Borrowers shall pay to Lender a non-refundable amendment fee in an amount equal to $10,000, which amendment fee has been fully earned as of the effective date of this Amendment, and which shall be charged as a Loan upon execution and delivery of this Amendment.

6. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or breach, default or event of default under any Loan Documents or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8. Release. Each Credit Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Credit Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to any Loan Document arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Borrowers hereby reaffirm their agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses relating to this Amendment. Without limiting the generality of the foregoing, Borrowers specifically agree to pay Lender’s reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a Loan to Borrowers under the Loan Agreement, or apply the proceeds of any Loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission (i.e., “pdf’’ or “tif’’) shall be effective as delivery of a manually executed counterpart of this Amendment. Notwithstanding the foregoing, the Loan Parties shall promptly deliver original signatures of this Amendment to Lender.

11. Headings. Section Headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting this Amendment.

12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

 [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AIR INDUSTRIES MACHINING, CORP.,
as a Borrower

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

NASSAU TOOL WORKS, INC., as a Borrower

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

THE STERLING ENGINEERING
CORPORATION, as a Borrower

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

AIR INDUSTRIES GROUP, as a Guarantor

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

AIR REALTY GROUP, LLC, as a Guarantor

By:	/s/ Michael Recca
Michael Recca
Managing Member

Second Amendment to Loan and Security Agreement

STERLING NATIONAL BANK

By:	/s/ Mark J. Long
Name:	Mark J. Long
Title:	Managing Director

Second Amendment to Loan and Security Agreement